A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Contribution Agreement

On February 6, 2025, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), entered into a Contribution and Subscription Agreement (the “Contribution Agreement”) with (i) LMB Lewiston, LLC, an Ohio limited liability company (“SPV One”), LMB Ft. Kent, LLC, an Ohio limited liability company (“SPV Two”) and LMB Auburn Hills I, LLC, an Ohio limited liability company (“SPV Three”; and together with SPV One and SPV Two, the “SPVs”); (ii) Lloyd M. Bernstein, as the sole member of each of the SPVs (the “Contributor”); and (iii) Lloyd M. Bernstein, as representative of the SPVs and the Contributor, for the acquisition by the Operating Partnership through certain of its subsidiaries (the “Affiliated Entities”) of Contributor’s right title and interest in 100% of the issued and outstanding membership interests of each of the SPVs (the “SPV Interests”). Pursuant to the acquisition of the SPV Interests, the Operating Partnership, through the Affiliated Entities, will acquire a portfolio of three retail properties (the “Contributed Properties”), each of which is owned directly by an SPV.

The Contribution Agreement contains customary representations and warranties made by each SPV and the Contributor pertaining to the SPVs and the Contributor, the SPV Interests, and the Contributed Properties. The Operating Partnership also made standard and customary representations and warranties to the Contributor.

.

In exchange for Contributor’s contribution of the SPV Interests, the Operating Partnership issued to Contributor approximately $4.2 million of its Series B-2 preferred units of limited partnership interests (the “OP Units”), consisting of approximately 698,465 OP Units, based on a valuation of $6.00 per OP Unit. The Operating Partnership acquired the SPV Interests, subject to existing indebtedness on the Contributed Properties loaned by Camden National Bank, a national banking association, and Valley National Bank, a national banking association in an aggregate principal amount of $7,023,895.00 (the “Existing Debt”).

The foregoing description of the Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Protection Agreement

The contribution of the SPV Interests in exchange for OP Units contemplated by the Contribution Agreement is intended to be treated, in whole or in part, for federal income tax purposes as tax-deferred contributions to the Operating Partnership. In connection with the transactions contemplated by the Contribution Agreement, on February 6, 2025, the Company and the Operating Partnership entered into a Tax Protection Agreement with the SPVs and the Contributor.

The Tax Protection Agreement is intended to protect the Contributor against certain federal, state and local income tax liabilities attributable to the “built-in” gain that existed with respect to the Contributed Properties as of the contribution date. Accordingly, the Tax Protection Agreement will obligate the Operating Partnership, under certain circumstances, to indemnify the Contributor with respect to such tax liabilities upon a disposition of any Contributed Property or upon the failure of the Operating Partnership to maintain a certain minimum level of debt secured by the Contributed Properties. For purposes of the indemnification obligation, the Contributor’s tax liabilities are reduced by the net present value of the reasonably estimated tax liabilities that would be due if the Operating Partnership, upon the termination of the tax protection period, sold the Contributed Properties or repaid the debt required to be maintained. The obligation to indemnify the Contributor will terminate on the tenth anniversary of the closing of the Operating Partnership’s acquisition of the Contributed Properties, provided that such obligation terminates earlier on the date on which the Contributor ceases to own, in the aggregate, 60% or more of the OP Units issued in connection with this transaction or upon a final determination by tax authorities that no part of the contribution transaction qualified as a tax-deferred contribution.

The foregoing description of the Tax Protection Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Tax Protection Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

LPA Amendment

On February 6, 2025, the Operating Partnership entered into a Sixth Amendment to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “LPA Amendment”), pursuant to which the Company, as the general partner of the Operating Partnership, issued partnership interests to the Contributor in the form of OP Units. The LPA Amendment sets forth the designations, rights, powers, preferences and duties and other terms of the newly designated class of OP Units. The OP Units were issued in exchange for the SPV Interests pursuant to the Contribution Agreement.

If and when determined by the Company, as general partner of the Operating Partnership, in its sole discretion, holders of the OP Units will be paid cumulative cash distributions in the amount of $0.33 per OP Unit per year (as equitably adjusted in the Company’s sole discretion for any split, reverse split, dividend or similar recapitalization event), subject to prior payment of any preferred return on senior preferred units of the Operating Partnership. The Contributor will have the right after two years to cause the Operating Partnership to redeem the OP Units for shares of the Company’s common stock or cash, to be determined in the sole discretion of the Company, calculated as follows: (i) a number of shares of common stock of the Company equal to the number of OP Units being redeemed multiplied by 1.00 (the “REIT Shares Amount”) or (ii) cash in an amount equal to the value of the REIT Shares Amount, plus, in each case, an amount equal to all dividends accrued and unpaid thereon. The Contributor will also have the right to cause the Operating Partnership to redeem the OP Units after five years for cash in an amount equal to $4.00 per OP Unit, plus an amount equal to all dividends accrued and unpaid thereon.

The foregoing description of the LPA Amendment is a summary only and is qualified in its entirety by reference to the complete text of the LPA Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under Items 2.01 and 2.03 below is hereby incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 6, 2025, pursuant to the Contribution Agreement, the Company, through the Operating Partnership and its Affiliated Entities acquired the SPV Interests in the SPVs. SPV One owns the fee simple interests in the retail property located at 5780 Waterlevel Highway East, Cleveland, TN (the “SPV One Property”). The SPV One Property contains 10,640 rentable square feet and is 100% leased to Dollar General. The SPV Interests in SPV One were acquired in exchange for consideration valued at approximately $1.95 million (subject to prorations and adjustments), consisting of (i) 116,701 OP Units valued at $6.00 per unit representing aggregate consideration of approximately $700,000 plus (ii) the acquisition of existing mortgage indebtedness in the amount of approximately $1.25 million. The mortgage indebtedness acquired in connection with the acquisition of the SPV One Property is a fixed rate loan owed to Valley National Bank. The loan matures on May 14, 2026, and has an interest rate equal to 3.5%.

SPV Two owns the fee simple interests in the retail property located at 1374 Glenn Center Drive, Kernersville, NC (the “SPV Two Property”). The SPV Two Property contains 19,097 rentable square feet and is 100% leased to Tractor Supply Company. The SPV Interests in SPV Two were acquired in exchange for consideration valued at approximately $4.45 million (subject to prorations and adjustments), consisting of (i) 198,281 OP Units valued at $6.00 per unit representing aggregate consideration of approximately $1.19 million plus (ii) the acquisition of existing mortgage indebtedness in the amount of approximately $3.26 million. The mortgage indebtedness acquired in connection with the acquisition of the SPV Two Property is a fixed rate loan owed to Camden National Bank. The loan matures on October 22, 2031, and has an interest rate equal to 2.9%.

SPV Three owns the fee simple interests in the retail property located at 3815 South Orlando Drive, Sanford, FL (the “SPV Three Property”). The SPV Three Property contains 8,148 rentable square feet and is 100% leased to M3 Food Group, LLC (Zaxby’s). The SPV Interests in SPV Three were acquired in exchange for consideration valued at approximately $4.8 million (subject to prorations and adjustments), consisting of (i) 383,483 OP Units valued at $6.00 per unit representing aggregate consideration of approximately $2.3 million plus (ii) the acquisition of existing mortgage indebtedness in the amount of approximately $2.5 million. The mortgage indebtedness acquired in connection with the acquisition of the SPV Three Property is a fixed rate loan owed to Valley National Bank. The loan matures on May 14, 2026, and has an interest rate equal to 6.29%.

The following table provides certain information about the Contributed Properties and the associated leases:

Property Type	Property Location	Lease Expiration Date	Rentable Square Feet	Annualized Base Rent(1)	Tenant Renewal Options
Retail	5780 Waterlevel Highway East, Cleveland, TN	11/2035	10,640	$119,727.72	5, 5-year renewal options
Retail	1374 Glenn Center Drive, Kernersville, NC	08/07/2035	19,097	$303,000.00(2)	4, 5-year renewal options
Retail	3815 South Orlando Drive, Sanford, FL	11/30/2039	8,148	$240,434.28 (3)	4, 5-year renewal options

________________

(1)
Annualized base rent (“ABR”) [is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve.]
(2)
ABR escalates to $318,150.00 commencing in August 2025.
(3)
ABR escalates to $243,800.40 commencing in August 2025.

The foregoing description of the Contribution Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the leases for the Contributed Properties are a summary only and are qualified in their entirety by reference to the complete text of the leases, copies of which will be filed with (or before) the Company’s next Annual Report on form 10-K.

The information set forth under Item 1.01 is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the OP Units by the Operating Partnership was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the OP Units did not and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested regarding the Operating Partnership.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on February 10, 2025, announcing the completion of the acquisition of the SPV Interests and the Contributed Properties. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a), in accordance with Rule 3-14 of Regulation S-X, by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the acquisition described in Item 2.02 of this Current Report on Form 8-K will be filed in an amendment to this current report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
4.1	Sixth Amendment to Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P., dated February 6, 2025.
10.1

Contribution and Subscription Agreement, dated February 6, 2025, among Generation Income Properties, L.P., and (a) LMB Lewiston, LLC, LMB Ft. Kent, LLC, and LMB Auburn Hills I, LLC; (b) Lloyd M. Bernstein, as the sole member of each of such entities; and (c) Lloyd M. Bernstein, as representative.

10.2

Tax Protection Agreement, dated February 6, 2025, among Generation Income Properties, Inc., Generation Income Properties, L.P., and LMB Lewiston, LLC, LMB Ft. Kent, LLC, LMB Auburn Hills I, LLC and Lloyd M. Bernstein.

99.1	Press Release, dated February 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: February 10, 2025	By:	/s/ David Sobelman
David Sobelman
Chief Executive Officer